Exhibit (b)(2)

SECTION 906 CERTIFICATIONS

In connection with this report on Form N-CSR for GE S&S U.S. Equity Fund (the “Registrant”) as furnished to the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.

By:	/s/ Dmitri L. Stockton
Dmitri L. Stockton
Trustee, President and Chief Executive Officer
GE Asset Management Incorporated

Date:	February 24, 2012

By:	/s/ Arthur A. Jensen
Arthur A. Jensen
Treasurer, GE S&S Funds

Date:	February 24, 2012